UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Officer Income Continuity and Separation Benefits. On September 12, 2014, the Board of Directors of CST Brands, Inc. (the “Company”), based on the recommendation of the Compensation Committee, approved Separation Agreements (each, a “Separation Agreement”) for each of the Company’s executive officers, including its named executive officers (“NEOs”) for the purpose of retaining such executive officer’s services. The Compensation Committee approved the Separation Agreement of the Chief Executive Officer and President. The Company’s NEOs are: Kimberly S. Lubel, President and Chief Executive Officer (“CEO”); Clayton E. Killinger, Senior Vice President and Chief Financial Officer; Anthony P. Bartys, Senior Vice President and Chief Operating Officer; Stephan F. Motz, Senior Vice President and Chief Development Officer; and Charles H. Adams, Senior Vice President and Chief Marketing Officer. The following description of the Separation Agreements is qualified in its entirety by reference to the form of Separation Agreement filed as Exhibit 10.1 to this report.
Involuntary Termination Without “Cause.” Under the Separation Agreements, if a NEO is terminated other than due to death, disability, retirement, Cause (as defined in the Separation Agreement) or voluntarily resignation (other than for Good Reason (as defined in the Separation Agreement)), then such NEO, with the exception of the CEO, is entitled to receive a cash severance payment equal to the sum of (i) the NEO’s annual base salary at the rate in effect as of the date of the notice of termination, plus (ii) the amount of the NEO’s annual target bonus (“Annual Target Bonus”) determined in accordance with the applicable annual short term incentive plan in effect at the date of termination. The CEO is entitled to receive (i) two times annual base salary plus (ii) the amount of the annual target bonus. In addition, each NEO will receive the continuation of their medical, dental and other benefits for a period of one year from the date of termination. Further, all unvested long term incentive awards will continue to vest in accordance with their original terms, with the exception of performance shares, which will vest on a pro rata basis as of the date of termination and are to be paid when the Award would have been paid had the NEO not been terminated.
Termination due to “Change in Control.” If the termination occurs for Good Reason or without Cause in connection with, or within 24 months after, a Change in Control (as defined in the Separation Agreement), then each NEO, with the exception of the CEO, will receive a cash severance payment equal to two times the sum of (i) such NEO’s annual base salary as of the date of termination, plus (ii) two times the amount of such NEO’s Annual Target Bonus. The CEO will receive a severance payment equal to (i) 2.5 times annual base salary plus (ii) 2.5 times the CEO’s Annual Target Bonus. In addition, each NEO will receive awards under the short term incentive bonus program effective at the date of termination equal to the pro rata portion of 100% of the Annual Target Bonus and the continuation of their medical, dental and other benefits for a period of three years from the date of termination. Further, all unvested long term incentive awards will fully vest immediately upon termination, with the exception of performance shares, which will vest on a pro rata basis as of the date of termination and are to be paid when the Award would have been paid had the NEO not been terminated.
All payments due under the Separation Agreements will be conditioned upon the execution by the NEO of a severance agreement effectively waiving all claims of the NEO against the Company (including its directors, officers, employees and agents) arising out of such NEO’s employment with the Company and reaffirming the customary non-disclosure, non-compete and non-solicitation provisions contained in the Separation Agreement.
If amounts payable to a NEO under the Separation Agreement (together with any other amounts that are payable by the Company as a result of a Change in Control (collectively, the “Payments”) exceed the amount allowed under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), thereby subjecting the NEO to an excise tax under section 4999 of the Code, then the Payments shall either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to three times the NEO’s “base amount” (as defined in the Code), or (ii) paid in full, whichever would produce the better net after-tax position of the NEO. The Company will determine, in good faith, which route produces the best net after tax position for a NEO, but the Company will not provide any gross-up payments for excise taxes.
Form of Indemnification Agreement. The Board also approved a new form of standard indemnification agreement (the “Indemnification Agreements”) for use with each of the members of its Board of Directors and certain of its senior officers, including all of the NEOs (the “Indemnitees”).
Pursuant to the Indemnification Agreements, the Company agrees to indemnify the Indemnitees against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the Company. The Indemnification Agreements provide indemnification in addition to the indemnification provided by the Amended and Restated Certificate of Incorporation of CST Brands, the Amended and Restated Bylaws of CST Brands, insurance and applicable law. Among other things, the Indemnification Agreements expressly provide indemnification for the Indemnitees for expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by each of them in connection with any Proceeding (as defined in the Indemnification Agreement) subject to certain exclusions. The Indemnification Agreement also provides for indemnification of expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with a Proceeding in the right of CST Brands, but only if the Indemnitee is not finally adjudged to be liable to the Company. In addition, the Company has agreed to advance expenses, subject to certain limitations, incurred by Indemnitees in connection with any Proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the Company.
The foregoing description of the Indemnification Agreements is qualified in its entirety by the form of Indemnification Agreement filed as Exhibit 10.2 to this report, which is incorporated herein by reference.
Form Award Agreements. Attached as Exhibits 10.3 and 10.4 to this report and incorporated by reference are the forms of award agreements to be used in connection with grants of Non-Qualified Stock Options and Restricted Stock Units under the CST Brands, Inc. Amended and Restated 2013 Omnibus Stock and Incentive Plan (the “Plan”) for use with its NEOs, as approved by the Compensation Committee of the Board of Directors. Awards under the Plan are made to all employees of the Company, including the NEOs.
Item 7.01 Regulation FD Disclosure.
On September 12, 2014, the Company issued a press release announcing that the Board declared a quarterly cash dividend of $0.0625 per share of common stock, payable on October 15, 2014 to holders of record at the close of business on September 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in this Item 7.01 of this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Separation Agreement
10.2	Form of Indemnification Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form of Restricted Stock Unit Award Agreement
99.1	Press Release dated September 12, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: September 16, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Form of Separation Agreement
10.2	Form of Indemnification Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form of Restricted Stock Unit Award Agreement
99.1	Press Release dated September 12, 2014